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                                                                     EXHIBIT 4.1
                                                                     -----------




                    FORMS OF LETTERS SENT TO LIMITED PARTNERS

                           CONFIRMING THEIR INVESTMENT

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                                                                     Exhibit 4.1
Investor Acknowledgement Letter
Sent After Escrow Break

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                         110 S. Poplar Street, Suite 101
                              Wilmington, DE 19801
                                 (302) 658-5600

Date
Name of Investor
Address
City, State, Zip

RE:    Lease Equity Appreciation Fund II, L.P.
       ("The Program")

Dear (Name of Investor):

Welcome!

     The Program has accepted your subscription for XX units in the amount of $XX,XXX on (Date). A copy of your executed subscription agreement is enclosed for your files.

     Your monthly cash distributions will be sent to the designee stated on your subscription agreement. [If the use of distributions to purchase additional units during the offering period option was chosen: However, during the remainder of the offering period we will follow the instructions on your subscription agreement and your cash distributions will be applied to the purchase of additional units or fractions thereof.] [If subscription was received prior to escrow break: You will be separately receiving a check from the program for the amount of interest earned on your subscription funds during the escrow period.]

     If you have any questions or are in need of additional information please contact us at the above address or your broker.

Very truly yours,

Name of Signatory
Title

Cc: Registered Rep
Bcc: Sample one unit letter to B/D Contact


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Investor Acknowledgement Letter
Sent After Final Close

                     LEASE EQUITY APPRECIATION FUND II, L.P.
                         110 S. Poplar Street, Suite 101
                              Wilmington, DE 19801
                                 (302) 658-5600

Date
Name of Investor
Address
City, State, Zip

RE:    Lease Equity Appreciation Fund II, L.P.
       ("The Program")

Dear (Name of Investor):

The Program has completed its offering of Units.

This letter will confirm your total participation in the Program. You have subscribed for a total of XX Units at $100 per unit for a total of $XX,XXX investment. [This includes the reinvestment of your monthly distributions to purchase additional units during the offering period. As you instructed us, your future monthly distributions will now be sent to the designee on your subscription agreement.]

Thank you for investing along with us in Lease Equipment Appreciation Fund II, L.P.

Should have any questions or comments please contact us at the above address or contact your broker.

Very truly yours,

Name of Signatory,
Title

Cc: Registered Rep
Bcc: Sample one unit letter to B/D Contact